                                     (Seal)

                               THE STATE OF TEXAS

                               SECRETARY OF STATE


                              CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Merger of

                            SUMMIT TECHNOLOGIES, INC.
                              (a Texas corporation)


                                      with


                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                              (a Texas corporation)

have been received in this office and are found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Merger.


Filed             DECEMBER 2, 1998

Effective         DECEMBER 2, 1998





(Seal)                              /s/ Alberto R. Gonzales
                                    -------------------------------------------
                                    Alberto R. Gonzales, Secretary of State




                                                                     Exhibit 3.1
                                                               Page 1 of 3 Pages

                                                               FILED
                                                       in the Office of the
                                                   Secretary of State of Texas
                                                            DEC 02 1998
                                                       Corporations Section


                               ARTICLES OF MERGER

                                       OF

                            SUMMIT TECHNOLOGIES, INC.
                       (Terminating Domestic Corporation)

                                       AND

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                        (Surviving Domestic Corporation)

To the Secretary of State
State of Texas

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the domestic corporations herein named do hereby adopt the following articles of merger:

         FIRST:   The names of the constituent corporations are SUMMIT
TECHNOLOGIES, INC. (the terminating domestic corporation) and SUMMIT ENVIRONMENTAL CORPORATION, INC. (the surviving domestic corporation), both of which are business corporations organized under the laws of the State of Texas and are subject to the provisions of the Texas Business Corporation Act.

         SECOND:  a.  A plan of merger has been approved pursuant to
Section 5.03 of the Texas Business Corporation Act.

                  b. The articles of incorporation of the surviving corporation as in force and effect upon the effective date of the merger in the jurisdiction of its organization shall be the articles of incorporation of said surviving corporation.

                  c. An executed plan of merger is on file at the principal place of business of the surviving domestic corporation, the address of which is Suite 7, 414 East Loop 281, Longview, TX 75605.

                  d. A copy of the plan of merger will be furnished by the surviving corporation upon written request and without cost to any shareholder of each domestic corporation that is a party to the merger.


                                                                     Exhibit 3.1
                                                               Page 2 of 3 Pages


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         THIRD: The number of shares of SUMMIT TECHNOLOGIES, INC. which were outstanding at the time of the approval of the Plan of Merger by its shareholders is 5,810,840, all of which are of one class.

         FOURTH: The number of the aforesaid outstanding shares which were voted for the Plan of Merger is 5,364,440, and the number of said shares which were voted against the same is -0-.

         FIFTH: The number of shares of SUMMIT ENVIRONMENTAL CORPORATION, INC. which were outstanding at the time of the approval of the Plan of Merger by its shareholders is 750,000, all of which are of one class.

         SIXTH: The number of the aforesaid outstanding shares which were voted for the Plan of Merger is 750,000, and the number of said shares which were voted against the same is none.

         SEVENTH: SUMMIT ENVIRONMENTAL CORPORATION, INC. will continue to exist as the surviving corporation under its present name pursuant to the provisions of the Texas Business Corporation Act.

         EIGHTH: SUMMIT ENVIRONMENTAL CORPORATION, INC. hereby assumes all franchise tax liability of SUMMIT TECHNOLOGIES, INC.

Executed on this 2nd day of December 1998.

                                         SUMMIT TECHNOLOGIES, INC.



                                         By  /s/ B. Keith Parker
                                           -----------------------------------
                                            B. Keith Parker, President


                                         SUMMIT ENVIRONMENTAL CORPORATION,
                                         INC.



                                         By /s/ Albert L. Welsh
                                           -----------------------------------
                                            Albert L. Welsh, President


                                                                     Exhibit 3.1
                                                               Page 3 of 3 Pages